SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2017

HEYU LEISURE HOLIDAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55068	46-3601223
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Westwood Business Center

611 South Main Street, Grapevine, Texas 76051

Tel. (+86) 592 504 9622

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

Tel. 800-462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HEYU LEISURE HOLIDAYS CORPORATION

Form 8-K

Current Report

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

Resignations

On February 24, 2017, Mr Guan Chuan Tan resigned as a Director of Heyu Leisure Holidays Corporation (the "Company"). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointments

On April 25, 2017, the Board of Directors of the Company, upon the recommendation of its Nominating Committee, appointed Ms. Kwee Huwa Tan to serve on the Board as a director. Ms. Tan will also serve on the Nominating Committee and Compensation Committee of the Board. Ms. Tan has been a non-executive director for the company from 2013 to 2016.

Ms. Kwee Huwa Tan worked in Slynn International Beauty Group from 2000 to 2012. She is responsible for integrating scientific research, marketing, training and professional beauty in business territories covering mainland China, Southeast Asia, Europe, America and China, Taiwan. Ms. Tan has been a non-executive director for the Company from 2013 to 2016.

Ms. Tan has (i) no arrangements or understandings with any other person pursuant to which she was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Ms. Tan has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Ms. Tan holds no material direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stockl provided, however, Ms. Tan has 349,550 shares of Company’s common stock as of the date of this Current Report.

Ms. Tan will receive the standard compensation paid by the Company to all of its non-employee directors, pro-rated to reflect the actual time Ms. Tan will serve on the Company’s Board this year.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEYU LEISURE HOLIDAYS CORPORATION

Date: April 30, 2017	By:	/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer

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